As filed with the Securities and Exchange Commission on September 5, 2008

Registration No. 333-151902

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

Post-Effective Amendment

No. 1 to

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

_____________________

CRIMSON EXPLORATION INC.

(Exact name of registrant as specified in its charter)

Delaware	20-3037840
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

717 Texas Avenue, Suite 2900 Houston, Texas 77002 (713) 236-7400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2005 Stock Incentive Plan

(Full title of the plan)

E. JOSEPH GRADY Senior Vice President and Chief Financial Officer 717 Texas Avenue, Suite 2900 Houston, Texas 77002 (713) 236-7400
(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock $0.001 par value	2,791,428 shares(2)	(3)	(3)	(3)

(1)

Pursuant to Rule 416(a) under the Securities Act, there are also registered hereby additional common shares that may be offered to prevent dilution as a result of stock splits, stock dividends, or similar transactions relating to these shares.

(2)

Issuable upon exercise of options and other incentive stock awards of the common stock available for grant under the 2005 Stock Incentive Plan (subject to reduction to 2,668,128 shares as shares under outstanding awards under the 2004 Stock Option and Compensation Plan are issued).

(3)	Previously paid

EXPLANATORY NOTE

The purpose of filing this Post-Effective Amendment No. 1 to the registration statement on Form S-8 filed by Crimson Exploration Inc. on June 24, 2008 (File No. 333-151902) is to include an updated Consent of Grant Thornton LLP filed herewith as Exhibit 23.2 and an updated Consent of Netherland, Sewell & Associates, Inc. filed herewith as Exhibit 23.4.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference herein:

•	Our Annual Report on Form 10-K for the year ended December 31, 2007, filed March 31, 2008, as amended by our Annual Report on Form 10-K/A filed August 8, 2008;
•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed August 12, 2008, as amended by our Quarterly Report on Form 10-Q/A filed August 14, 2008;
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed May 14, 2008;
•	Our Current Report on Form 8-K filed September 4, 2008 pursuant to items 5.02 and 9.01;
•	Our Current Report on Form 8-K filed July 7, 2008 pursuant to item 5.02;
•	Our Current Report on Form 8-K filed June 26, 2008 pursuant to items 8.01 and 9.01;
•	Our Current Report on Form 8-K filed June 4, 2008 pursuant to items 2.01, 2.03 and 9.01;
•	Our Current Report on Form 8-K filed May 2, 2008 pursuant to item 1.01;
•	Our Current Report on Form 8-K filed February 4, 2008 pursuant to item 5.02;
•	Our Current Report on Form 8-K filed January 24, 2008 pursuant to item 3.02;
•	Our Current Report on Form 8-K filed January 9, 2008 pursuant to (and solely with respect to) items 8.01 and 9.01 (exhibits 99.2 and 99.3);
•	Our Current Report on Form 8-K filed May 15, 2007 pursuant to items 1.01, 2.01, 2.03, 3.02, and 9.01, as amended by our Current Report on Form 8-K/A filed July 23, 2007 pursuant to item 9.01; and
•	The description of our common stock contained in our Registration Statement on Form 8-A/A filed July 26, 2005, including any amendment or report filed for the purpose of updating such description.

All reports subsequently filed by the Company under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all the securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof.

ITEM 8.	EXHIBITS.
Number	Description
4.1

Certificate of Incorporation of Crimson Exploration Inc., including Certificates of Designation, Preferences and Rights of the Series D Preferred Stock, Series E Cumulative Convertible Preferred Stock, Series G Convertible Preferred Stock and Series H Convertible Preferred Stock of Crimson Exploration Inc.(1)

4.2	Certificate of Amendment of Certificate of Incorporation of Crimson Exploration Inc. (2)
4.3	Bylaws of Crimson Exploration Inc.(1)
4.4	Form of Common Stock Certificate(1)
4.5	Form of 2005 Stock Incentive Plan Stock Option Agreement(3)
4.6	Form of 2005 Stock Incentive Plan Restricted Stock Award(4)
4.7	2005 Stock Incentive Plan(5)
5	Opinion of Akin Gump Strauss Hauer & Feld LLP(6)
23.1	Consent of Akin Gump Strauss Hauer & Feld LLP(6)
23.2	Consent of Grant Thornton LLP, filed herewith
23.3	Consent of KPMG LLP (6)
23.4	Consent of Netherland, Sewell & Associates, Inc., filed herewith
24	Power of Attorney(7)

(1)	Incorporated by reference to the exhibits to our Current Report on Form 8-K filed July 5, 2005.
(2)	Incorporated by reference to the Appendix to our Definitive Information Statement filed August 18, 2006.
(3)	Incorporated by reference to the exhibits to Amendment No. 1 of our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2005 filed April 27, 2006.
(4)	Incorporated by reference to the exhibits to our Current Report on Form 8-K filed July 21, 2005.
(5)

Incorporated by reference to the exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed March 31, 2005.  Our 2005 Stock Incentive Plan, as amended and restated, was filed as exhibit 99.1 to our Current Report on Form 8-K filed September 4, 2008 and incorporated herein by reference.

(6)	Previously filed.
(7)	Previously filed; except Power of Attorney for Terence Lynch which is included on the signature page hereto.

S I G N A T U R E S

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, duly authorized, in the City of Houston, State of Texas, on the 5th day of September 2008.

CRIMSON EXPLORATION INC.

By:	/s/ Allan D. Keel
Allan D. Keel

POWER OF ATTORNEY

Know all men by these presents, that Terence Lynch constitutes and appoints Allan D. Keel and E. Joseph Grady as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place, and stead, in any and all capacities to sign any and all amendments or supplements to this Registration Statement on Form S-8, as amended and to file the same, and with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the Registration Statement has been signed below by the following person and in the capacity and on the date indicated.

Signature	Title	Date

/s/ Terence Lynch	Chief Accounting Officer	September 5, 2008
Terence Lynch

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the Registration Statement has been signed below by the following persons and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Allan D. Keel	President, Chief Executive Officer	September 5, 2008
Allan D. Keel	and Director

/s/ E. Joseph Grady	Senior Vice President and	September 5, 2008
E. Joseph Grady	Chief Financial Officer

/s/ *	Director	September 5, 2008
B. James Ford

/s/ *	Director	September 5, 2008
Adam C. Pierce

/s/ *	Director	September 5, 2008
Lee B. Backsen

/s/ *	Director	September 5, 2008
Lon McCain

*By: /s/ Allan D. Keel

Allan D. Keel

As attorney-in-fact pursuant to a

Power of Attorney previously granted

EXHIBIT INDEX

Number	Description
4.1

Certificate of Incorporation of Crimson Exploration Inc., including Certificates of Designation, Preferences and Rights of the Series D Preferred Stock, Series E Cumulative Convertible Preferred Stock, Series G Convertible Preferred Stock and Series H Convertible Preferred Stock of Crimson Exploration Inc.(1)

4.2	Certificate of Amendment of Certificate of Incorporation of Crimson Exploration Inc. (2)
4.3	Bylaws of Crimson Exploration Inc.(1)
4.4	Form of Common Stock Certificate(1)
4.5	Form of 2005 Stock Incentive Plan Stock Option Agreement(3)
4.6	Form of 2005 Stock Incentive Plan Restricted Stock Award(4)
4.7	2005 Stock Incentive Plan(5)
5	Opinion of Akin Gump Strauss Hauer & Feld LLP(6)
23.1	Consent of Akin Gump Strauss Hauer & Feld LLP(6)
23.2	Consent of Grant Thornton LLP, filed herewith
23.3	Consent of KPMG LLP(6)
23.4	Consent of Netherland, Sewell & Associates, Inc., filed herewith
24	Power of Attorney(7)

(1)	Incorporated by reference to the exhibits to our Current Report on Form 8-K filed July 5, 2005.
(2)	Incorporated by reference to the Appendix to our Definitive Information Statement filed August 18, 2006.
(3)	Incorporated by reference to the exhibits to Amendment No. 1 of our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2005 filed April 27, 2006.
(4)	Incorporated by reference to the exhibits to our Current Report on Form 8-K filed July 21, 2005.
(5)

Incorporated by reference to the exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed March 31, 2005.  Our 2005 Stock Incentive Plan, as amended and restated, was filed as exhibit 99.1 to our Current Report on Form 8-K filed September 4, 2008 and incorporated herein by reference.

(6)	Previously filed.
(7)	Previously filed; except Power of Attorney for Terence Lynch which is included on the signature page hereto.

EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 31, 2008, with respect to the consolidated financial statements and schedule included in the Annual Report of Crimson Exploration Inc. on Form 10-K/A for the year ended December 31, 2007 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement.

/s/ GRANT THORNTON LLP

Houston, Texas

September 4, 2008

EXHIBIT 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the use of the name Netherland, Sewell & Associates, Inc., to references to Netherland, Sewell & Associates, Inc. as independent petroleum engineers, and to the incorporation by reference of information contained in our reports as of December 31, 2007, included in the Annual Report on Form 10-K/A of Crimson Exploration Inc., in the registration statement (File No. 333-151902) on Form S-8, as amended.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Danny D. Simmons
Danny D. Simmons, P.E.
President and Chief Operating Officer

Houston, Texas